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                                                                     EXHIBIT 5.1


                              September 20, 1999

                                                                  (415) 393-2188


Civic BanCorp
2101 Webster Street, 14th Floor
Oakland, CA  94612

                      Registration Statement on Form S-8

Ladies and Gentlemen:

             We have acted as counsel for Civic BanCorp, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended, relating to the registration of 173,775 shares of common stock, no par value (the "Shares"), and options relating thereto, which are expected to be issued from time to time pursuant to the Civic BanCorp 1995 Non-Employee Director Stock Option Plan as amended.

             We are of the opinion that the Shares and options relating thereto have been duly authorized and that the Shares, when issued pursuant to the terms described in the Registration Statement and in conformity with applicable state securities laws, will be duly and validly issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,



                                          McCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


                                          By        /s/  Thomas G. Reddy
                                            ------------------------------------
                                                    A Member of the Firm